UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2007

CABLE & CO WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		22-3341195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Wright Street, Suite 220, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 226-4324

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

InMarketing

On November 12, 2007, Cable & Co Worldwide, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Andrew Perlmutter and David Weiss (collectively, the “Shareholders”).

The consummation of the stock purchase pursuant to the Purchase Agreement (the “Stock Purchase”) is subject to certain conditions set forth in the Purchase Agreement, including the continued accuracy of the representations and warranties made by all parties thereto and the parties’ continuing due diligence review. Upon the closing of the Stock Purchase, the Company will purchase, and the Shareholders will sell, all of the shares (the “Shares”) of InMarketing Corp., a New Jersey corporation (“InMarketing”), to the Company. InMarketing is in the business of designing proprietary software that provides a unique database-driven program to help companies build employee incentive programs.

The Company will purchase the Shares for $6,121,185.00. Fifty percent (50%) of the purchase price will be paid upon the closing of the Stock Purchase, and the remaining fifty percent (50%) will be paid to the Shareholders pursuant to certain promissory notes issued by the Company. Upon the closing of the Stock Purchase, the Shares will be held in escrow, until the purchase price has been paid in full. The Company will also enter into employment agreements with each of the Shareholders.

Aspen Media

As of November 5, 2007, the Company entered into a Stock Purchase Agreement (the “Aspen Purchase Agreement”) with Frank H. Schaller, Robert E. Hall, Paul K. Cowhig III, Matthew A. Lambert, and Sherrie L. Smith (collectively, the “Aspen Shareholders”).

The consummation of the stock purchase pursuant to the Aspen Purchase Agreement (the “Aspen Stock Purchase” is subject to certain conditions set forth in the Aspen Purchase Agreement, including the continued accuracy of the representations and warranties made by all parties thereto and the parties’ continuing due diligence review. Upon the closing of the Aspen Stock Purchase, the Company will purchase, and the Aspen Shareholders will sell, all of the shares (the “Aspen Shares”) of Quantum Research Services, Inc., d/b/a Aspen Media and Market Research, Ltd., a Colorado corporation (“Aspen”), to the Company. Aspen is in the business of providing market research services, including: (i) research field services; (ii) circulation - subscription renewal and acquisitions; (iii) sales lead qualification program and specialized services; (iv) relational database creation and list consolidation; and (v) print-to-electronic file conversion.

The Company will purchase the Aspen Shares for $2,041,976.00. Fifty percent (50%) of the purchase price for the Aspen Shares will be paid upon the closing of the Aspen Stock Purchase, and the remaining fifty percent (50%) will be paid to the Aspen Shareholders pursuant to the terms of certain promissory notes (the “Notes”) issued by the Company. At closing, the Notes shall be secured by the Company’s pledge of the Aspen Shares between the Company and the Aspen Shareholders.

Upon the closing of the Aspen Stock Purchase, the Company shall enter into an employment agreement with Frank H. Schaller and a Consulting Agreement with Strategic Alliance Group, Inc., an affiliate of Frank H. Schaller.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLE & CO WORLDWIDE, INC.

Date: January 10, 2008	By:	/s/ Gary Stein
Gary Stein
President